UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2017

MICROBOT MEDICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Derby Street, 27/1

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 938-5561

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 4, 2017, Microbot Medical Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to update and describe certain material changes to the business of the Company following and as a result of the merger that was completed whereby C&RD Israel Ltd., an Israeli corporation and a wholly owned subsidiary of the Company, merged with and into Microbot Medical Ltd. (“Microbot Israel”), a company organized under the laws of the State of Israel, with Microbot Israel surviving as a wholly-owned subsidiary of the Company.

The Company’s audited financial statements for the Fiscal Years ended December 31, 2015 and 2014, and condensed unaudited financial statements for the periods ended September 30, 2016 and 2015 (collectively the “Financial Statements”), were included as Exhibits 99.1 and 99.2, respectively, to the Original 8-K. This Current Report on Form 8-K/A amends the Original 8-K to provide the Financial Statements in XBRL format, which are included as exhibits to this Current Report on Form 8-K/A. Except as otherwise provided herein, this Current Report on Form 8-K/A does not amend or restate the Original 8-K, nor does it modify or update any of the information made in the Original 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2017

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Harel Gadot, Chairman, President, and Chief Executive Officer

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